Exhibit 99.1

Internap Reports Sequential Revenue Growth and Continued Margin Expansion of Data Center Services

•         Revenue of $80.4 million, down 4% versus the second quarter of 2014

•         Data center services revenue of $59.4 million, down 3% versus the second quarter of 2014 and up 1% sequentially

•         Segment margin1 of 59.0%, up 250 basis points year-over-year

•         Adjusted EBITDA2 of $19.1 million increased 3% versus the second quarter of 2014

•         Adjusted EBITDA margin2 of 23.8%, up 180 basis points year-over-year

ATLANTA, GA – (August 4, 2015) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the second quarter of 2015.

“We delivered solid financial results for the second quarter of 2015 with revenue and adjusted EBITDA within our guidance range. Data center services returned to sequential revenue growth, while a positive mix shift from higher core colocation, hosting and cloud services resulted in favorable margin expansion,” said Michael Ruffolo, President and Chief Executive Officer of Internap. “Our strategy of providing an integrated platform of high-performance hybrid Internet infrastructure services continues to provide unique, compelling value to our customers. With a keen focus on improved execution, we are confident in our ability to accelerate top-line revenue growth, expand margins and create superior shareholder value.”

Second Quarter 2015 Financial Summary

(In thousands)

	2Q 2015	2Q 2014	1Q 2015	YoY Growth	QoQ Growth
Revenues:
Data center services	$59,422	$61,395	$59,098	-3%	1%
IP services	21,010	$22,673	$21,688	-7%	-3%
Total Revenues	$80,432	$84,068	$80,786	-4%	0%

Operating Expenses	$86,270	$88,582	$84,905	-3%	2%

GAAP Net Loss	$(12,534)	$(11,185)	$(10,442)	-12%	-20%

Normalized Net Loss [2]	$(10,290)	$(7,668)	$(8,598)	-34%	-20%

Segment Profit [1]	$47,454	$47,506	$47,440	0%	0%
Segment Profit Margin	59.0%	56.5%	58.7%	250 BPS	30 BPS

Adjusted EBITDA	$19,109	$18,503	$17,918	3%	7%
Adjusted EBITDA Margin	23.8%	22.0%	22.2%	180 BPS	160 BPS

1

Revenue

•	Revenue totaled $80.4 million in the second quarter, a decrease of 4% year-over-year and flat sequentially. The year-over-year decrease was due to the loss of revenue resulting from customer attrition as we migrated out of the New York metro data center into another facility, the decrease in partner colocation revenue and lower IP revenue, partially offset by organic growth in core data center services revenue. Sequentially, data center services revenue growth offset the decrease in IP services.

•	Data center services revenue totaled $59.4 million in the second quarter, a decrease of 3% year-over-year and an increase of 1% sequentially. The year-over-year decrease was primarily due to the loss of revenue from the New York metro data center migration, partially offset by organic growth in core revenues. Partner colocation revenue declined due to our strategy to focus on selling into our company-controlled data centers. The sequential increase was attributable to increased sales of colocation in company-controlled data centers, hosting and cloud services, partially offset by decreased sales in our partner data centers.

•	IP services revenue totaled $21.0 million in the second quarter, a decrease of 7% year-over-year and 3% sequentially. Both decreases were driven by a decline in IP pricing for new and renewing customers and the loss of legacy contracts.

Net Loss

•	GAAP net loss was $(12.5) million, or $(0.24) per share, compared with $(11.2) million, or $(0.22) per share, in the second quarter of 2014 and $(10.4) million, or $(0.20) per share, in the first quarter of 2015.

•	Normalized net loss was $(10.3) million, or $(0.20) per share, compared with normalized net loss of $(7.7) million, or $(0.15) per share, in the second quarter of 2014, and normalized net loss of $(8.6) million, or $(0.17) per share, in the first quarter of 2015.

Segment Profit and Adjusted EBITDA

•	Segment profit totaled $47.5 million in the second quarter, flat year-over-year and quarter-over-quarter. Segment margin was 59.0%, an increase of 250 basis points year-over-year and 30 basis points sequentially.

•	Data center services segment profit totaled $35.1 million in the second quarter, a 1% increase compared with the second quarter of 2014 and a 1% increase from the first quarter of 2015. Data center services segment margin was 59.0% in the second quarter, up 230 basis points year-over-year and 10 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services drove data center services segment profit and margin higher.

•	IP services segment profit totaled $12.4 million in the second quarter, a 2% decrease compared with the second quarter of 2014 and a 2% decrease from the first quarter of 2015. IP services segment margin was 58.9% in the second quarter, up 300 basis points year-over-year and 80 basis points sequentially. Lower IP transit revenue and the loss of legacy contracts drove the decrease in segment profit. Lower network costs primarily contributed to the increase in segment margin.

•	Adjusted EBITDA totaled $19.1 million in the second quarter, a 3% increase compared with the second quarter of 2014 and a 7% increase from the first quarter of 2015. Adjusted EBITDA margin was 23.8% in the second quarter, up 180 basis points year-over-year and 160 basis points sequentially. Both the year-over-year and sequential increases in adjusted EBITDA and adjusted EBITDA margin were attributable to increased segment profit in our data center services segment and lower cash operating expense[3], which outweighed $1.5 million in executive transition costs.

Balance Sheet and Cash Flow Statement

•	Cash and cash equivalents totaled $16.4 million at June 30, 2015. Total debt was $372.1 million, net of discount, at the end of the quarter, including $56.9 million in capital lease obligations.

•	Cash generated from operations for the three months ended June 30, 2015 was $13.1 million. Capital expenditures over the same period were $15.8 million.

2

Business Outlook

We are reaffirming the following guidance for full-year 2015:

●	Revenue	$331	million	-	$337	million

●	Adjusted EBITDA	$87	million	-	$93	million

●	Capital Expenditures	$70	million	-	$80	million

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

•	Internap announced that it was recognized by Gartner in the Magic Quadrant for Cloud-Enabled Managed Hosting, North America.

•	Internap announced the immediate availability of its new Managed Internet Route Optimizer™ (MIRO) Controller, an on-premise appliance that helps enterprises and service providers achieve performance level guarantees for their critical applications. MIRO Controller continuously monitors multi-homed (or multi-carrier) networks for latency, packet loss, route stability and congestion and dynamically routes traffic over the fastest path.

•	Internap announced the launch of its bare-metal AgileSERVERs on OpenStack, delivering enhanced speed and reliability for applications that require the highest levels of performance consistency. The new bare-metal service on the OpenStack platform provides a high-performance IaaS option for devops teams to deploy mission-critical applications and big-data workloads on OpenStack.

•	Internap announced that its OpenStack-powered public cloud, AgileCLOUD, now supports OpenStack Glance image management functionality and Heat orchestration and auto-scaling capabilities. Combined, Glance and Heat will enable enterprises running Web-scale applications to significantly reduce the time and resources needed to manage and scale infrastructure environments.

•	We had 11,501 customers at June 30, 2015.

1     Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2     Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

3     Cash operating expense is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to cash operating expense is contained in the table entitled “Cash Operating Expense” in the attachment.

Conference Call Information:

Internap’s second quarter 2015 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Tuesday, August 4, 2015 at 8:00 p.m. ET through Monday, August 10, 2015 at 855-859-2056 using replay code 71927309. International callers can listen to the archived event at 404-537-3406 with the same code.

3

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to accelerate top-line growth, expand margins and create superior shareholder value and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures. Our ability to accelerate top-line growth, expand margins and create superior shareholder value and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures are based on certain assumptions, including anticipated new product launches, our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

4

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Data center services	$59,422	$61,395	$118,520	$119,678
Internet protocol (IP) services	21,010	22,673	42,698	46,351
Total revenues	80,432	84,068	161,218	166,029

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center services	24,335	26,563	48,599	52,454
IP services	8,643	9,999	17,725	19,869
Direct costs of customer support	9,090	9,553	18,208	18,480
Direct costs of amortization of acquired and developed technologies	592	1,551	1,742	3,012
Sales and marketing	9,759	9,977	20,042	20,080
General and administrative	11,818	11,461	23,502	22,858
Depreciation and amortization	21,974	17,917	41,032	35,382
Exit activities, restructuring and impairments	59	1,561	325	2,945
Total operating costs and expenses	86,270	88,582	171,175	175,080
Loss from operations	(5,838)	(4,514)	(9,957)	(9,051)

Non-operating expenses:
Interest expense	6,825	6,806	13,689	13,297
Other, net	55	382	(474)	483
Total non-operating expenses	6,880	7,188	13,215	13,780

Loss before income taxes and equity in (earnings) of equity-method investment	(12,718)	(11,702)	(23,172)	(22,831)
Benefit for income taxes	(137)	(437)	(111)	(853)
Equity in (earnings) of equity-method investment, net of taxes	(47)	(80)	(85)	(117)

Net loss	$(12,534)	$(11,185)	$(22,976)	$(21,861)

Basic and diluted net loss per share	$(0.24)	$(0.22)	$(0.45)	$(0.43)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,579	51,045	51,590	51,125

5

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$16,412	$20,084
Accounts receivable, net of allowance for doubtful accounts of $1,949 and $2,121, respectively	20,566	19,606
Deferred tax asset	607	633
Prepaid expenses and other assets	12,860	12,276
Total current assets	50,445	52,599
Property and equipment, net	336,358	342,145
Investment in joint venture	2,637	2,622
Intangible assets, net	44,064	52,545
Goodwill	130,313	130,313
Deposits and other assets	10,690	9,923
Deferred tax asset	-	1,637
Total assets	$574,507	$591,784
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,422	$30,589
Accrued liabilities	11,935	13,120
Deferred revenues	7,462	7,345
Capital lease obligations	7,596	7,366
Term loan, less discount of $1,502 and $1,463, respectively	1,498	1,537
Exit activities and restructuring liability	1,705	1,809
Other current liabilities	2,008	1,590
Total current liabilities	50,626	63,356

Deferred revenues	4,453	3,544
Capital lease obligations	49,275	52,686
Revolving credit facility	27,000	10,000
Term loan, less discount of $5,788 and $6,543 respectively	286,712	287,457
Exit activities and restructuring liability	1,999	2,701
Deferred rent	9,795	10,583
Deferred tax liability	5,448	7,293
Other long-term liabilities	4,786	3,828
Total liabilities	440,094	441,448
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 55,521 and 54,410 shares outstanding, respectively	56	54
Additional paid-in capital	1,270,815	1,262,402
Treasury stock, at cost; 713 and 621 shares, respectively	(5,551)	(4,683)
Accumulated deficit	(1,128,490)	(1,105,514)
Accumulated items of other comprehensive loss	(2,417)	(1,923)
Total stockholders’ equity	134,413	150,336
Total liabilities and stockholders’ equity	$574,507	$591,784

6

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net loss	$(12,534)	$(11,185)	$(22,976)	$(21,861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,566	19,468	42,774	38,394
Impairment of property and equipment	-	537	-	537
Amortization of debt discount and issuance costs	499	480	990	952
Stock-based compensation expense, net of capitalized amount	2,185	1,956	3,764	3,897
Equity in (earnings) of equity-method investment	(47)	(80)	(85)	(117)
Provision for doubtful accounts	207	134	606	177
Non-cash change in capital lease obligations	120	325	(640)	353
Non-cash change in exit activities and restructuring liability	165	1,243	536	2,851
Non-cash change in deferred rent	(386)	(646)	(788)	(1,382)
Deferred taxes	(211)	(476)	(157)	(1,134)
Other, net	263	140	19	215
Changes in operating assets and liabilities:
Accounts receivable	77	4,273	(1,647)	5,209
Prepaid expenses, deposits and other assets	582	(2,511)	(962)	(3,191)
Accounts payable	(510)	(5,089)	(8,162)	(3,199)
Accrued and other liabilities	(651)	2,365	(1,554)	2,804
Deferred revenues	1,409	934	1,153	1,328
Exit activities and restructuring liability	(679)	(776)	(1,342)	(1,540)
Other liabilities	17	3	35	7
Net cash flows provided by operating activities	13,072	11,095	11,564	24,300

Cash Flows from Investing Activities:
Purchases of property and equipment	(15,699)	(12,505)	(30,689)	(37,261)
Additions to acquired and developed technology	(98)	(563)	(810)	(1,300)
Acquisition, net of cash received	-	-	-	74
Net cash flows used in investing activities	(15,797)	(13,068)	(31,499)	(38,487)

Cash Flows from Financing Activities:
Proceeds from credit agreements	4,000	5,000	17,000	5,000
Principal payments on credit agreements	(750)	(750)	(1,500)	(1,500)
Return of deposit collateral on credit agreement	-	1,775	-	6,153
Payments on capital lease obligations	(1,947)	(1,383)	(3,717)	(2,743)
Proceeds from exercise of stock options	1,906	18	4,489	878
Acquisition of common stock for income tax withholdings	(250)	(85)	(868)	(685)
Other, net	(37)	(45)	943	(89)
Net cash flows provided by by financing activities	2,922	4,530	16,347	7,014
Effect of exchange rates on cash and cash equivalents	(4)	104	(84)	18
Net increase (decrease) in cash and cash equivalents	193	2,661	(3,672)	(7,155)
Cash and cash equivalents at beginning of period	16,219	25,202	20,084	35,018
Cash and cash equivalents at end of period	$16,412	$27,863	$16,412	$27,863

7

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA and adjusted EBITDA margin, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin and cash operating expense. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

•	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

•	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

•	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

•	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

•	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

•	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired and developed technologies or any other depreciation or amortization associated with direct costs.

•	Segment margin is segment profit as a percentage of segment revenues.

•	Cash operating expense is GAAP operating expense less direct cost of sales and services, depreciation and amortization, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

8

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Loss from operations (GAAP)	$(5,838)	$(4,119)	$(4,514)
Depreciation and amortization, including amortization of acquired and developed technologies	22,566	20,208	19,468
Loss (gain) on disposal of property and equipment, net	137	(15)	32
Exit activities, restructuring and impairments	59	265	1,561
Stock-based compensation	2,185	1,579	1,956
Adjusted EBITDA (non-GAAP)	$19,109	$17,918	$18,503

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net loss (GAAP)	$(12,534)	$(10,442)	$(11,185)
Exit activities, restructuring and impairments	59	265	1,561
Stock-based compensation	2,185	1,579	1,956
Normalized net loss (non-GAAP)	(10,290)	(8,598)	(7,668)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(10,290)	$(8,598)	$(7,668)
Participating securities (GAAP)	1,246	1,151	1,119

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,579	51,336	51,045
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,579	51,336	51,045

Loss per share (GAAP):
Basic and diluted	$(0.24)	$(0.20)	$(0.22)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.20)	$(0.17)	$(0.15)

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INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired and developed technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Revenues:
Data center services:
Core	$48,711	$47,948	$49,390
Partner colocation	10,711	11,150	12,005
Total data center services	59,422	59,098	61,395
IP services	21,010	21,688	22,673
Total	80,432	80,786	84,068
Direct cost of sales and services, exclusive of depreciation and amortization:
Data center services:
Core	16,371	16,499	17,363
Partner colocation	7,964	7,765	9,200
Total data center services	24,335	24,264	26,563
IP services	8,643	9,082	9,999
Total	32,978	33,346	36,562

Segment Profit:
Data center services:
Core	32,340	31,449	32,027
Partner colocation	2,747	3,385	2,805
Total data center services	35,087	34,834	34,832
IP services	12,367	12,606	12,674
Total	$47,454	$47,440	$47,506

Segment Margin:
Data center services:
Core	66.4%	65.6%	64.8%
Partner colocation	25.6%	30.4%	23.4%
Total data center services	59.0%	58.9%	56.7%
IP services	58.9%	58.1%	55.9%
Total	59.0%	58.7%	56.5%

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CASH OPERATING EXPENSE

Cash operating expense is a non-GAAP measure and is operating expense defined by GAAP, less direct costs of sales and services, depreciation and amortization, (loss) gain on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs (in thousands):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Total operating costs and expenses	$86,270	$84,905	$88,582
Direct costs of sales and services, exclusive of depreciation and amortization	(32,978)	$(33,346)	(36,562)
Depreciation and amortization, including amortization of acquired and developed technologies	(22,566)	(20,208)	(19,468)
(Loss) gain on disposal of property and equipment, net	(137)	15	(32)
Exit activities, restructuring and impairments	(59)	(265)	(1,561)
Stock-based compensation	(2,185)	(1,579)	(1,956)
Cash operating expense (non-GAAP)	$28,345	$29,522	$29,003

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